UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) January 23, 2013

(Date of earliest event reported) January 23, 2013

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2013, ONEOK Partners, L.P. a Delaware limited partnership (the “Partnership”) amended its previously filed Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., dated as of November 13, 2012, related to the issuance and sale from time to time of the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300 million (the “Common Units”). Pursuant to the terms of the amendment, the Common Units will be issued pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-185959). The Partnership filed a prospectus dated January 23, 2013 with the Securities and Exchange Commission in connection with the offer and sale of the Common Units. The summary of the Agreement and the terms of the amendment thereto in this report does not purport to be complete and is qualified by reference to the Agreement and such amendment. The amendment is filed as Exhibit 1.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Exhibit Index” following the signature page, which is hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.

By: ONEOK Partners GP, L.L.C., General Partner

Date: January 23, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Amendment No. 1 to Equity Distribution Agreement dated January 23, 2013, by and among ONEOK Partners, L.P. and Citigroup Global Markets Inc.